Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

Rumble Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 4, 2025, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED OR TERMINATED, THE “EXPIRATION TIME”).

As set forth in Section 3 of the Offer to Purchase, dated January 3, 2025 (the “Offer to Purchase”), this form must be used to accept the Offer (as defined in the Offer to Purchase) if (1) certificates evidencing your tendered shares of common stock of Rumble Inc., a Delaware corporation (the “Company”), par value of $0.0001 per share (the “Class A Common Stock” or the “Shares”), are not immediately available or cannot be delivered to Computershare Trust Company, N.A. (the “Depositary”) before the Expiration Time, (2) the procedures for book-entry transfer described in Section 3 of the Offer to Purchase cannot be completed before the Expiration Time or (3) time will not permit all required documents to reach the Depositary before the Expiration Time. This form, signed and properly completed, may be delivered to the Depositary by overnight courier, email or mail before the Expiration Time. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

If delivering by express mail, courier, or other expedited service:	By mail:

Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions 150 Royall Street, Suite V COY RUMB Canton, Massachusetts 02021	Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions P.O. Box 43011, COY RUMB Providence, Rhode Island 02940

By Email Transmission:

canoticeofguarantee@computershare.com

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR BY MEANS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.    DELIVERIES TO THE COMPANY, THE INFORMATION AGENT, THE DEALER MANAGER OR THE DEPOSITORY TRUST COMPANY (“DTC”) WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFER TO PURCHASE.

Ladies and Gentlemen:

The undersigned hereby tenders to Rumble Inc., upon the terms and subject to the conditions set forth in its Offer to Purchase dated January 3, 2025 (the “Offer to Purchase”), and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number (indicated herein) of the Shares, listed below at the Purchase Price (as defined in the Offer to Purchase), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

NUMBER OF SHARES TO BE TENDERED: ____________ SHARES
Certificate Nos. (if available):

ODD LOTS
(See Instruction 13 of the Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, a stockholder owning beneficially or of record an aggregate of fewer than 100 Shares and who tenders all such Shares and satisfies the other requirements set forth in the Offer to Purchase, may have his or her Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares; or
☐

is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

SIGN HERE

Name(s) of Record Holder(s):
(Please Type or Print)
Address(es):
(Include Zip Code)

Area Code and Telephone Number:

Taxpayer ID No(s). or Social Security No(s):

Account Number (at The Depositary Trust Company):

Date:

Signature(s):

If Shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

Transaction Code Number:

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the Nasdaq Stock Market LLC Medallion Signature Program and the Stock Exchanges Medallion Program, hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above and within the period of one trading day after the date of execution and delivery of that Notice of Guaranteed Delivery, either: (i) the certificate(s) representing the Shares being tendered, in the proper form for transfer, together with (1) a Letter of Transmittal relating thereto, which has been properly completed and duly executed and includes all signature guarantees required thereon and (2) all other required documents; or (ii) confirmation of book-entry transfer of the Shares into the Depositary’s account at the book-entry transfer facility, together with (1) either a Letter of Transmittal relating thereto, which has been properly completed and duly executed and includes all signature guarantees required thereon, or an agent’s message (as defined in the Offer to Purchase), and (2) all other required documents.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an agent’s message and certificates for shares to the Depositary or complete the procedures for book-entry transfer deliveries within the time period set forth herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:
(Authorized Signature)
Name:
(Please Print)
Title:
Address:
(Zip Code)
Area Code and
Telephone Number:
Dated:

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.